Exhibit 5.1

August 8, 2025

Tivic Health Systems, Inc.

47685 Lakeview Blvd.

Fremont, CA 94538

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Tivic Health Systems, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof.

The Registration Statement relates to the resale or other disposition by the selling stockholders named in the prospectus accompanying the Registration Statement of 400,044 of the Company’s common stock, par value $0.0001 per share (“Common Stock”), which consist of (i) 111,339 shares of Common Stock (the “Shares”) issued to the selling stockholders pursuant to those certain Securities Purchase Agreements, dated as of February 11, 2025 and March 31, 2025 (together, the “Purchase Agreements”), between the Company and certain of the selling stockholders; (ii) 51,504 shares of Common Stock issued to one of the selling stockholders on July 3, 2025 upon conversion of shares of the Company’s Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), issued to the selling stockholder pursuant to the February Purchase Agreement; and (iii) 237,201 shares of Common Stock issuable upon conversion of additional shares of Series A Preferred Stock issued to the selling stockholders pursuant to the Purchase Agreements. The Shares and the shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock (the “Conversion Shares”) held by the selling stockholders are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation of the Company, as amended, as currently in effect, (ii) the Certificate of Designation of Preferences, Rights and Limitations of the Series A Non-Voting Convertible Preferred Stock (the “Series A COD”), (iii) the Amended and Restated Bylaws of the Company, as amended, as currently in effect, (iv) the Registration Statement, (v) the Purchase Agreements and the transaction documents entered into by and between the Company and the selling stockholders in connection with the Purchase Agreements, including that Exclusive License Agreement entered into between the Company and one of the selling stockholders on February 11, 2025, as amended and restated on June 18, 2025, and (vi) such other corporate documents and records as we deemed appropriate for purposes of the opinions set forth herein. For the purpose of rendering this opinion, we have made such factual and legal examinations as we deemed necessary under the circumstances, and in that connection therewith we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, certificates of officers or other representatives of the Company, and other instruments and have made such inquiries as we have deemed appropriate for the purpose of rendering this opinion.

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In our examination, we have assumed without independent verification the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. Our opinions are subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company and others. We have also assumed that (i) the Registration Statement and any amendments thereto will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time that any of the Securities are offered and sold as contemplated by the Registration Statement and (ii) all of the Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable prospectus supplement.

On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications and limitations contained herein, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable, and that the Conversion Shares have been duly authorized and, if and when issued and delivered by the Company upon conversion of the shares of Series A Preferred Stock in accordance with the terms of the Series A COD and the Purchase Agreements, as , described in the Registration Statement, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the Delaware General Corporation Law and reported judicial decisions applicable thereto. We neither express nor imply any obligation with respect to any other laws or of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the Securities will be issued in compliance with all applicable state securities or blue sky laws.

We assume no obligation to update or supplement this opinion if any applicable laws change after date of this opinion or if we become aware after the date of this opinion of any facts, whether existing before or arising after the date hereof, that might change the opinions expressly so stated. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, other than as expressly stated herein with respect to the Securities.

We are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is rendered as of the date hereof and is based upon currently existing statutes, rules, regulations and judicial decisions. We disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement filed by the Company. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Snell & Wilmer L.L.P.

Snell & Wilmer L.L.P.

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